Exhibit 99.17
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution gross profit)

3 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	8.8	7.6	10.8	9.6	9.1
February	8.7	7.2	10.8	9.4	8.8
March	9.0	7.7	12.8	9.3
April	8.1	7.6	12.3	9.0
May	7.3	7.6	11.9	9.0
June	7.1	7.8	10.1	9.0
July	7.3	7.6	10.1	9.4
August	7.8	7.7	9.8	9.7
September	7.0	8.1	8.8	9.4
October	6.9	8.1	8.4	9.0
November	7.2	8.5	8.7	9.0
December	7.5	8.6	9.2	8.8

12 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	9.1	7.5	8.4	10.0	9.1
February	9.1	7.4	8.4	9.9	9.1
March	8.9	7.3	9.0	9.3
April	8.7	7.4	9.1	9.3
May	8.4	7.5	9.3	9.2
June	8.4	7.5	9.6	9.1
July	8.3	7.4	9.9	9.1
August	8.2	7.4	10.0	9.2
September	7.9	7.8	10.0	9.3
October	7.7	7.7	10.2	9.2
November	7.7	7.7	10.2	9.3
December	7.6	8.0	10.2	9.2

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  Distribution's gross profit as a percentage of sales for the three months ended March 31, 2009 and 2008 include a LIFO quantity credit of $11 million and $4 million, respectively.